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                                  EXHIBIT 2.3
                                FUTURELINK CORP.

     ASSIGNMENT AND AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION
                                   AND MERGER


     This Assignment and Amendment No. 1 ("Agreement") to the Agreement and Plan of Reorganization and Merger ("Merger Agreement") is dated October 15, 1999 and is entered into on the one side by FutureLink California Acquisition Corp., a Delaware corporation ("Old Merger Sub") and FutureLink Distribution Corp., a Colorado corporation ("Old Parent"), FutureLink Corp., a Delaware corporation ("New Parent"), and FutureLink Micro Visions Acquisition Corp., a Delaware corporation, and on the other side by Executive Lan Management, Inc., a California corporation ("Company"), the Holmes Trust dated July 22, 1997, Glen C. Holmes and Christine M. Holmes (collectively referred to as the "Company Shareholder").

     WHEREAS, Old Parent was merged into Old Merger Sub, as surviving corporation, on or about October 15, 1999; and

     WHEREAS, Old Merger Sub has changed its name to "FutureLink Corp.," a Delaware corporation (referred to herein as "New Parent"), on October 15, 1999.

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

I.   Assignment of the Merger Agreement

     A. The Company and the Company Shareholder hereby acknowledge that by virtue of the merger between Old Parent and Old Merger Sub, New Parent is the successor in interest to all the rights, interests and obligations of the Old Parent and Old Merger Sub under the Merger Agreement.

     B. New Parent hereby assigns all the rights, interests and obligations of Old Merger Sub to the Merger Agreement to FutureLink Micro Visions Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the New Parent ("New Merger Sub"), and New Merger Sub hereby accepts such assignment and assumes such obligations.

     C. The Company and the Company Shareholder hereby consent to such assignment of all the rights, interests and obligations of Old Merger Sub to the Merger Agreement to New Merger Sub.

     D. The parties hereto hereby agree that this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.





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II.  Amendment to the Merger Agreement

     This Agreement amends the Merger Agreement between the parties. The Merger Agreement is hereby amended as follows:

     A.  The introduction to the Merger Agreement shall read as follows:

         "THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this "Agreement"), is made and entered into as of June 2, 1999 and amended as of October 15, 1999, by and among FUTURELINK CORP., a Delaware corporation ("Parent"), FUTURELINK MICRO VISIONS ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), EXECUTIVE LAN MANAGEMENT, INC., a California corporation (the "Company"), and the HOLMES TRUST dated July 22, 1997, GLEN C. HOLMES,
         and CHRISTINE M. HOLMES (together, the "Company Shareholder").   Merger
         Sub and the Company are sometimes collectively referred to herein as the "Constituent Corporations."

     B. Section 1.3 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

         "The Merger shall become effective upon the filing of an Agreement of Merger with the Secretary of State of the State of Delaware in such form as is required by, and executed in accordance with the relevant provisions of the Delaware General Corporation Law on the Closing Date (the "Agreement of Merger"). The term "Effective Time" shall be the date and time of the filing of the Agreement of Merger with the Secretary of State of the State of Delaware or such later time as is specified in the Agreement of Merger."

     C. All references to "California General Corporation Law" as presently existing in the Merger Agreement are hereby deleted and replaced by "Delaware General Corporation Law."

     D. The first sentence of Section 2.2(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:





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         "(a)  each share of Company Stock outstanding immediately prior to the
               Effective Time, shall automatically be converted into and become a right to receive a pro rata portion of (i) a Promissory Note (the "Note") issued by the Parent for the benefit of the Company in the amount of $12,000,000.00 less the Deposit ("Note Consideration") and less any retention bonuses paid by Parent to key employee of the Company, pursuant to agreement between the parties, (ii) 6,000,000 shares of Parent Stock ("Stock Consideration"), (iii) the Additional Consideration as set forth in Section 2.3, and (iv) the Contingent Payments as set forth in
               Section 2.4 below (the Note Consideration, Stock Consideration, Additional Consideration and Contingent Payments are collectively referred to as the "Merger Consideration"). The Note, a copy of which is attached hereto as Exhibit A, will be fully payable upon the closing of the financing for the transactions contemplated hereby on terms satisfactory to Parent and Company Shareholder. This Note will be secured by the shares of Common Stock of Merger Sub issued for the benefit of the Parent."

     E. All references to "Cash Consideration" as presently existing in the Merger Agreement are hereby deleted and replaced by "Note Consideration."

     F. The first sentence of Section 3.2(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

         "The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, of which 200 are issued and outstanding as of the date hereof."

     G. The first sentence of Section 4.1 of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

         "Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Merger Sub is a corporation duly organized, validly exiting and in good standing under the laws of the State of Delaware."

     H. The first sentence of Section 4.3(a) of the Merger Agreement, as presently existing, is hereby deleted and the following substituted therefor:

         "As of the date of October 15, 1999, the authorized capital stock of Parent consists solely of (i) 300,000,000 shares of Parent Stock, of which (A) 10,244,343 shares are issued and outstanding, (B) no shares are issued and held in treasury (which does not include the shares reserved for issuance set forth in the clause (C) below) and no shares are held by Subsidiaries of Parent, and (C) all convertible debt shares, warrants, options and convertible equity shares are set out on
         Schedule 4.21 of the Parent Disclosure Schedules and (ii) 20,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding."




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     I.  Section 7.1(d) (Registration Rights Agreement)  of the Merger
Agreement, as presently existing, is hereby deleted.

     J. Section 7.1(e) (Financing) of the Merger Agreement, as presently existing, is hereby deleted.

     K.  All reference to Exhibit C, as presently existing, is hereby deleted.

     L. In all other respects the Agreement remains unchanged and in full force and effect as of the date hereof.

III. The Company and the Company Shareholder hereby agree that this Agreement does not violate any of the covenants, representations and warranties contained in the Merger Agreement.


                       [SIGNATURES ON THE FOLLOWING PAGE]





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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereby on the date first written above.


                                   FUTURELINK CORP.,
                                   a Delaware corporation


                                   By:   [signed: R. Kilambi]
                                       -----------------------------------------
                                   Name: Raghunath Kilambi
                                   Title:  Chief Financial Officer

                                   EXECUTIVE LAN MANAGEMENT, INC.,
                                   a California corporation


                                   By:   [signed: Glen C. Holmes]
                                       -----------------------------------------
                                   Name:  Glen C. Holmes
                                   Title:  President


                                   HOLMES TRUST, dated July 22, 1997


                                   By:   [signed: Glen C. Holmes]
                                       -----------------------------------------
                                   Name:  Glen C. Holmes
                                   Title:  Trustee


                                   GLEN C. HOLMES

                                      [signed: Glen C. Holmes]
                                   ---------------------------------------------



                                   CHRISTINE M. HOLMES

                                      [signed: Christine M. Holmes]
                                   ---------------------------------------------




                                   FUTURELINK MICRO VISIONS ACQUISITION
                                   CORP., a Delaware corporation


                                   By:   [signed: R. Kilambi]
                                       -----------------------------------------



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                                   Name: Raghunath Kilambi
                                   Title:  Chief Financial Officer